EXHIBIT 21.1

Name of Subsidiary	Jurisdiction of Incorporation	Business Names

3053840 Nova Scotia Company	Nova Scotia	same
3053841 Nova Scotia Company	Nova Scotia	same
3094494 Nova Scotia Company	Nova Scotia	same
4Office AB	Sweden	same
Agawam Mill, LP	USA	same
Agena Inforgal S.A.	Spain	same
ATG Nye Drift AS	Norway	same
Auxilia Graphica S.r.L.	Italy	same
Beijing Staples Commerce & Trade Co., Ltd.	China	same
Bernard Belgium SA	Belgium	same
Bernard France SAS	France	same
Binders Norge AS	Norway	same
Bitupa B.V.	Netherlands	same
Björsells Syntranet AB	Sweden	same
BT OPI Holding (US)	USA	same
BTOP USA, Corp.	USA	same
Buhrmann Beteiligungen Deutschland GmbH	Germany	same
Buhrmann Büro Beteiligungs GmbH	Austria	same
Buhrmann Financial Services Ltd	Ireland	same
Buhrmann Finco B.V.	Netherlands	same
Buhrmann Holding GmbH & Co. KG	Germany	same
Buhrmann Holding Verwaltungs GmbH	Germany	same
Buhrmann II B.V.	Netherlands	same
Buhrmann Insurances B.V.	Netherlands	same
Buhrmann Ireland Limited	Ireland	same
Buhrmann ISD B.V.	Netherlands	same
Buhrmann ISD Groupe S.A.	France	same
Buhrmann Nederland B.V.	Netherlands	same
Buhrmann Office Products Austria B.V.	Netherlands	same
Buhrmann Paper UK Limited	United Kingdom	same
Buhrmann UK Leasing Limited	United Kingdom	same
Buhrmann-Tetterode International Hellas A.E.E.	Greece	BTI-Hellas
Business Office Supply B.V.	Netherlands	Office Centre
BVZ Büroversorgungszentrum GmbH	Germany	same
Carpa Holding France S.N.C.	France	same
CE Direct Pty Ltd	Australia	same
CEI Pty. Ltd.	Australia	same
CER New Zealand Limited	New Zealand	same
Cherokee Mill, LP	USA	same
Coppell Mill, LP	USA	same
Corporate Express (Holdings) Ltd.	United Kingdom	same
Corporate Express (Irl) Limited	Ireland	same
Corporate Express (N.I.) Ltd.	United Kingdom	same
Corporate Express Asia Limited	Hong Kong	same
Corporate Express Australia Ltd.	Australia	same
Corporate Express Belgium N.V.	Belgium	same
Corporate Express Büroartikelhandel GmbH	Austria	same
Corporate Express Canada, Inc.	Canada	Corporate Express of: Alberta, Vancouver, Delivery Systems, Nova Scotia, Maritimes

Name of Subsidiary	Jurisdiction of Incorporation	Business Names

Corporate Express Danmark A/S	Denmark	Moller& Landschultz A/S, Meydan-Moller & Landschultz ApS, H+G Kontorforsyning ApS, C.L. Kontorpartner ApS, Carl Larsen Papirhandel ApS, Kontorpartner ApS
Corporate Express Deutschland GmbH	Germany	same
Corporate Express Deutschland GmbH & Co.Vertriebs KG	Germany	same
Corporate Express Document & Print Management, Inc.	USA	CEDPM, Staples
Corporate Express Employee Share Plan Company Pty. Ltd.	Australia	same
Corporate Express España SA	Spain	same
Corporate Express Europe B.V.	Netherlands	same
Corporate Express Europe Import B.V.	Netherlands	same
Corporate Express Financieringen B.V.	Netherlands	same
Corporate Express Fined B.V.	Netherlands	same
Corporate Express France Holding S.A.S.	France	same
Corporate Express France S.A.S.	France	same
Corporate Express GmbH & Co.	Austria	same
Corporate Express Group Services B.V.	Netherlands	same
Corporate Express Holding (Ireland) Limited	Ireland	same
Corporate Express Hungary Kereskedelmi Kft	Hungary	CE Hungary
Corporate Express International B.V.	Netherlands	same
Corporate Express Italia Holding SpA	Italy	same
Corporate Express Ltd.	United Kingdom	same
Corporate Express Luxembourg Finance S.A.R.L.	Luxembourg	same
Corporate Express Luxembourg Holding S.a.r.l.	Luxembourg	same
Corporate Express Luxembourg S.A.R.L.	Luxembourg	same
Corporate Express Nederland B.V.	Netherlands	Staples, Staples Advantage, Intercambio, Dawidenko, CE, Corporate Express
Corporate Express Nederland Holding B.V.	Netherlands	same
Corporate Express New Zealand Limited	New Zealand	same
Corporate Express Nordic ASA	Norway	same
Corporate Express Norge AS	Norway	same
Corporate Express Norway Holdings AS	Norway	same
Corporate Express of Texas, Inc.	USA	same
Corporate Express Office Products, Inc.	USA	ICGS, Business Interiors, Staples
Corporate Express Oy AB	Finland	same
Corporate Express Participations B.V.	Netherlands	same
Corporate Express Polska Sp.z.o.o.	Poland	same
Corporate Express Print Management Limited	New Zealand	same
Corporate Express Promotional Marketing, Inc.	USA	CEPM
Corporate Express Promotional Marketing, Limited	United Kingdom	CEPM
Corporate Express Shared Service Center (Europe) N.V.	Belgium	same
Corporate Express Silver Europe BV	Netherlands	same
Corporate Express Silver Financing, LLC	USA	same
Corporate Express Silver S.A.	Luxembourg	same
Corporate Express Silver US, LLC	USA	same
Corporate Express SpA	Italy	same
Corporate Express Spain Holding B.V.	Netherlands	same

Name of Subsidiary	Jurisdiction of Incorporation	Business Names

Corporate Express Spain Holding S.L.	Spain	same
Corporate Express Spain Holding S.L. y Compania S.C.	Spain	same
Corporate Express Supply Chain Pty Limited	Australia	same
Corporate Express Svenska AB	Sweden	same
Corporate Express Sverige AB	Sweden	same
Corporate Express Swaps US, Inc.	USA	same
Corporate Express Sweden Holding AB	Sweden	same
Corporate Express UK Holding Limited	United Kingdom	same
Corporate Express US Finance, Inc	USA	same
Corporate Express US Inc.	USA	same
Corporate Express Verwaltungs GmbH	Germany	same
CTG Holding AB	Sweden	same
Damster Kantooristallaties B.V.	Netherlands	same
Deltagraf S.A.	Spain	same
Desk B.V.	Netherlands	same
Distribel B.V.	Netherlands	same
Distriho B.V.	Netherlands	same
Educational Experience Pty Limited	Australia	same
Emo AB	Sweden	same
EMO AS	Norway	same
Fareham Developments (One) Limited	United Kingdom	same
Fareham Developments (Two) Limited	United Kingdom	same
Fimaf S.A.S.	France	same
Fingraf N.V.	Belgium	same
Grafimat N.V.	Belgium	same
Grieg Kalenderforlag	Norway	same
Hartmann S.A., Maquinaria Artes Graficas	Spain	same
Hedén & Francke AB	Sweden	same
Holbel B.V.	Netherlands	same
Hong Kong Staples Brands Limited	China	same
Idasil Investimentos Imobiliarios S.A.	Portugal	IDASIL
IN Designs Global, Inc.	USA	American Identity, Staples Promotional Products
Incertive Group of Companies Limited	United Kingdom	same
Inforgal Agena SGPS S.A.	Portugal	same
Inforgal Informatica e Gestao S.A.	Portugal	same
Jean Paul Guisset —JPG France SAS	France	JPG
JPG Benelux Sp.r.l.	Belgium	same
JPG Netherlands B.V.	Netherlands	JPG Quill
KNP BT 1989 Limited	United Kingdom	same
KNP Leykam N.V.	Netherlands	same
Lebanon Mill, LP	USA	same
Loca Genas SCI	France	same
Macchingraf S.p.A. Macchine e accessori per l’industria grafica	Italy	same
Malling Beck AsP	Denmark	Quill, Malling Beck
Medical Arts Press, Inc.	USA	MAP
Milbro, Inc.	USA	same
MondOffice s.r.l.	Italy	same

Name of Subsidiary	Jurisdiction of Incorporation	Business Names

OA365 International Company Limited	Cayman Islands	same
OFCEP - Office Centre Portugal - Equipamento de Escritório, Lda	Portugal	Office Centre
Office Net S.A.	Argentina	same
Officenet Comercio de Materias para Escritorio Ltda.	Brazil	same
Officenet, B2 Express - Comercio, Servicos e Representacoes Ltda.	Brazil	same
Oranda AG	Switzerland	same
Peterborough, L.P.	Ontario, Canada	same
Plantin S.A.	Belgium	same
Pressel AG	Switzerland	Quill, Pressel
Pressel Kereskedelmi Kft.	Hungary	Quill, Pressel
Pressel Post B.V.	Netherlands	Quill, Pressel
Pressel Post b.v.b.a.	Belgium	Quill, Pressel
Pressel Sarl	France	Quill, Pressel
Pressel Sp z.o.o	Poland	Quill, Pressel
Pressel Systems Sp z.o.o	Poland	Quill, Pressel
Pressel Systems spol.s.r.o.	Czech Republic	Quill, Pressel
Pressel Versand GmbH	Germany	Quill, Pressel
Pressel Versand International GmbH	Austria	Quill, Pressel
PSM Deutschland GmbH	Germany	same
PSM Internationale Handelsgesellschaft m.b.H.	Austria	same
PSM Internationale Handelsgesellschaft m.b.H. & Co.KG	Austria	same
Quill Corporation	USA	same
Quill Kontorslagret AB	Sweden	same
Quill Lincolnshire, Inc.	USA	same
Reliable France SAS	France	same
Restructure (Vic) Pty. Ltd.	Australia	same
Rich Andvord Grafisk AS	Norway	same
Scandinavian Office Supply AB	Sweden	same
SchoolKidz.com LLC	USA	same
SchoolKidz.com, Inc.	USA	same
SEC UK Delivery Limited	United Kingdom	same
Shenzhen Staples Commerce & Trade Co., Ltd.	China	same
Sistemas Kalamazoo S.L.	Spain	same
Skrivab AB	Sweden	same
Smilemakers Canada, Inc.	USA	same
Smilemakers for Children Company	Canada	same
Smilemakers, Inc.	USA	same
SOM Hagerstown, Inc.	USA	same
Staples (Asia) Investments Limited	Cayman Islands	same
Staples (China) Investment Co., Ltd.	China	same
Staples (Deutschland) GmbH	Germany	same
Staples Acquisition B.V.	Netherlands	same
Staples Acquisition II B.V.	Netherlands	same
Staples Acquisition III B.V.	Netherlands	same
Staples Austria GmbH	Austria	same
Staples Belgium BVBA	Belgium	same
Staples Brand Consulting (Shenzhen) Co., Ltd.	China	same
Staples Canada, Inc.	Ontario, Canada	Staples The Business Depot, Bureau en Gross, Staples the Office Superstore

Name of Subsidiary	Jurisdiction of Incorporation	Business Names

Staples Commerce & Trade Company Ltd.	China	OA365
Staples Connecticut, Inc.	USA	same
Staples Contract & Commercial, Inc.	USA	Staples Advantage, Staples Business Advantage, Staples National Advantage
Staples Delivery Limited	United Kingdom	same
Staples Dutch Management BV	Netherlands	same
Staples Employment Services Limited	United Kingdom	same
Staples Enterprise Risk Solutions, Inc.	USA	same
Staples Europe Holdings, G. P.	Bermuda	same
Staples Foundation for Learning, Inc.	USA	same
Staples France Holding SAS	France	same
Staples Future Office Products Private Limited	India	same
Staples Global Holdings, L.P.	Bermuda	same
Staples Global Markets, Inc.	USA	Global Identity, Staples Promtional Products
Staples GP, LLC	USA	same
Staples Hong Kong Investments Limited	Hong Kong	same
Staples Intermediary Holdings L.P.	Bermuda	same
Staples International Limited	United Kingdom	same
Staples International, Inc.	USA	same
Staples Luxco S.a.r.l.	Luxembourg	same
Staples Mail Order UK Limited	United Kingdom	same
Staples Netherlands B.V.	Netherlands	same
Staples of Maryland, LLC	USA	same
Staples Office Centre Grosshandels GmbH & Co.KG	Germany	same
Staples Office Centre Verwaltungs GmbH	Germany	same
Staples Partners, LLC	USA	same
Staples PeiPei Office (Jiangsu) Products Co. Ltd.	China	same
Staples Procurement & Management Services Private Limited	India	same
Staples Product Sourcing Group Europe, B.V.B.A.	Belgium	same
Staples Security Corporation	USA	same
Staples Shared Service Center, LLC	USA	same
Staples the Office Superstore East, Inc.	USA	same
Staples the Office Superstore, Limited Partnership	USA	same
Staples the Office Superstore, LLC	USA	same
Staples Transportation LLC	USA	same
Staples UK Limited	USA	same
Staples UK Retail Limited	United Kingdom	Office World
Staples UPS Business Services Co. Ltd.	China	same
Staples Value, LLC	Virginia	same
Stavanger Kopi og Kontorrekvisita AS	Norway	same
Teacher Direct Limited	New Zealand	same
Tetterode-Nederland B.V.	Netherlands	same
Thrive Networks, Inc.	USA	same
UB Staples Corporation Limited	Cayman Islands	same
Union B.V., Exploitatie Maatschappij	Netherlands	same
VRG-Papier B.V.	Netherlands	same
Wellbox Handels GmbH	Austria	same